8-K CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

October 4, 2010 (Date of earliest event reported: September 30, 2010)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2010, Geokinetics Holdings USA, Inc. (“Geokinetics Holdings”), a wholly-owned subsidiary of Geokinetics Inc. (“Geokinetics” and collectively with Geokinetics Holdings, the “Company”), entered into Waiver and Amendment No. 2 to the Credit Agreement (the “Amendment No. 2”) to amend that certain Credit Agreement, dated as of February 12, 2010, (as amended by Amendment No. 1 to the Credit Agreement dated as of June 30, 2010) (the “Credit Agreement”), by and among Geokinetics Holdings, Royal Bank of Canada, as administrative and collateral agent, and the financial institutions and other institutional lenders party thereto (collectively, the “Lenders”).   Amendment No. 2 provides a waiver of specific events of default for the quarter ended September 30, 2010 and also defines certain financial covenants commencing with the month ending September 30, 2010 through the month ending November 30, 2010.

The Lenders agreed to waive specified events of default that would have occurred on September 30, 2010 resulting from the failure by the Company to comply with the requirements of minimum total leverage ratio, minimum interest coverage ratio and fixed charge coverage ratio as defined in Section 7.13, 7.14 and 7.15 of Amendment No. 1, respectively.

Amendment No.2 defines newly imposed financial covenants including monthly minimum total revenues and consolidated cumulative adjusted EBITDA.  While the Company believes it will remain in compliance with these covenants, at least through November 30, 2010, revenues and consolidated cumulative adjusted EBITDA amounts do not represent earnings guidance provided by the Company and should not be used as such.  The amounts were negotiated with the Lender for the sole purpose of defining events of default and may not be indicative of future results. Minimum total revenues per month must total $50 million, $60 million, and $60 million for the months ended September 30, October 31, and November 30, 2010, respectively.  Monthly minimum consolidated cumulative adjusted EBITDA must total $7.9 million, $17.6 million, and $30.1 million for the period beginning on September 1, 2010 until and including September 30, October 31, and November 30, 2010, respectively.  Actual results may differ from these results, and these differences may be material. To evidence compliance with new and existing covenants, the Company will be required to provide unaudited financial information, along with an executed certification of compliance on a monthly basis, no later than 15 business days after the end of the period.

The permitted outstanding borrowing amount under the revolver remains unchanged at $40 million, of which $26 million was outstanding as of September 30, 2010.  Financial covenants defined in the original Credit Agreement have not been amended for the December 31, 2010 measurement date and beyond. Also, new financial covenant minimums have not been defined for periods beyond the month ended November 30, 2010. The Company continues to evaluate its borrowing needs and remains in discussions with its lenders about potential solutions to address the likelihood of non-compliance in future periods.

The foregoing description is a summary of the material terms of Amendment No. 2 and does not purport to be complete, and is qualified in its entirety by reference to the Amendment No. 2, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On October 4, 2010, Geokinetics issued a press release announcing the Amendment No.2. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On October 4, 2010, Geokinetics announced that Richard F. Miles, President and Chief Executive Officer, will host a breakfast table at the Johnson Rice & Company 2nd Annual Energy Conference in New Orleans, LA on Tuesday, October 5, 2010 at 8:00 a.m. EDT.  A copy of the presentation is attached hereto as exhibit 99.2 and will be available on the Geokinetics website at http://www.geokinetics.com on the day of the breakfast.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document
10.1

Amendment No. 2 to the Credit Agreement, dated as of September 30, 2010, by and among Geokinetics Holdings and Royal Bank of Canada as administrative and collateral agent to the certain lenders named therein

99.1	Press release dated October 4, 2010
99.2	Presentation for Johnson Rice & Company 2nd Annual Energy Conference dated October 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

October 4, 2010	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Title of Document
10.1

Amendment No. 2 to the Credit Agreement, dated as of September 30, 2010, by and among Geokinetics Holdings and Royal Bank of Canada as administrative and collateral agent to the certain lenders named therein

99.1	Press release dated October 4, 2010
99.2	Presentation for Johnson Rice & Company 2nd Annual Energy Conference dated October 5, 2010